SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HI-TECH PHARMACAL CO., INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 9, 2006

To Hi-Tech Pharmacal Co., Inc. Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hi-Tech Pharmacal Co., Inc. (the “Company” or “Hi-Tech”) will be held on November 9, 2006, at 2:00 p.m., Eastern Standard Time, at Bank of America, 300 Broad Hollow Road, Melville, New York 11747 (the “Meeting”), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.  To elect Messrs. David S. Seltzer, Reuben Seltzer, Martin M. Goldwyn, Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi to the Board of Directors, each to serve for a term to expire at the 2007 Annual Meeting;

2.  To ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2007; and

3.  To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on September 14, 2006 will be entitled to receive notice of and to vote at the Meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to sign, date and return the enclosed proxy card, read the accompanying Proxy Statement, and then complete and return the proxy card in the accompanying envelope as soon as possible, so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

David S. Seltzer

President, Chief Executive Officer, Secretary

and Treasurer

Dated: September 27, 2006

HI-TECH PHARMACAL CO., INC.

369 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on November 9, 2006

This Proxy Statement is furnished to stockholders of Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the “Meeting”). The Meeting is scheduled to be held on November 9, 2006, at 2:00 p.m., Eastern Standard Time, at Bank of America, 300 Broad Hollow Road, Melville, New York 11747.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Bank of America, 300 Broad Hollow Road, Melville, New York 11747, on November 9, 2006, at 2:00 p.m., Eastern Standard Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about September 27, 2006.

At the Meeting, stockholders will be asked to vote upon: (1) the election of seven directors; (2) the ratification of the Company’s independent auditors; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed September 14, 2006 as the record date (the “Record Date”) for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 12,119,530 shares of the Company’s common stock par value $.01 per share (the “Common Stock”), each such share being entitled to one vote. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians and nominees to send proxies, Proxy Statements and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1:    ELECTION OF DIRECTORS

Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The persons named in the enclosed proxy intend to vote for the election of the seven nominees listed below, unless instructions to the contrary are given therein. All of the nominees are currently directors.

The seven nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the proxies will vote for such nominee or nominees as the Company may select. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

Nominees for director:

Name	Position with the Company or Principal Occupation	Served as Director from
David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company	1992
Reuben Seltzer	Consultant to the Company on legal matters and special projects, President, Chief Executive Officer and Director of Neuro-Hitech, Inc., a drug development company engaged in the development and commercialization of Huperzine A and its analogues and other compounds and a Member of of Marco Hi-Tech, LLC	1992
Martin M. Goldwyn	Member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C.	1992
Yashar Hirshaut, M.D.	Associate Clinical Professor of Medicine at Cornell University Medical College, Research Professor of Biology at Yeshiva University, editor-in-chief of the Professional Journal of Cancer Investigation and practicing medical oncologist	1992
Robert M. Holster	Chairman and Chief Executive Officer of HMS Holdings Corp. (NASD: HMSY), a company providing cost containment services to healthcare payors	2002
Anthony J. Puglisi	Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick service restaurants	2004
Bruce W. Simpson	President and Chief Executive Officer of B.W. Simpson & Associates, a company providing consulting services to small and emerging pharmaceutical companies in the areas of marketing, business development and strategic planning	2004

Executive Officers, Directors and Significant Employees

The following table sets forth certain information with respect to the executive officers, directors and significant employees of the Company, including the nominees for election as director.

Name	Position
Bernard Seltzer	Chairman of the Board Emeritus
David S. Seltzer	Chairman, Chief Executive Officer, President, Secretary, Treasurer and Director
William Peters	Vice President and Chief Financial Officer
Martin M. Goldwyn	Director
Yashar Hirshaut, M.D.	Director
Robert M. Holster	Director
Anthony J. Puglisi	Director
Reuben Seltzer	Director
Bruce W. Simpson	Director

Bernard Seltzer, 82, has been Chairman of the Board Emeritus of the Company since September 2004 and Chairman of the Board from January 1990 to September 2004. From January 1990 to April 30, 1998, Mr. Seltzer served as President and Chief Executive Officer of the Company. From May 1983 to January 1990, Mr. Seltzer was Vice President of Sales of the Company. Prior thereto, Mr. Seltzer was the Vice President of Sales and Marketing of Ketchum Laboratories, Inc., a pharmaceutical manufacturer and the predecessor of the Company.

David S. Seltzer, 46, has been Chairman of the Board since September 2004, Chief Executive Officer and President of the Company since May 1998 and a Director, Secretary and Treasurer since February 1992. From July 1992 to May 1998, Mr. Seltzer was Executive Vice President-Administration and since July 1992, Vice President-Administration and Chief Operating Officer of the Company since March 1992. Mr. Seltzer received a B.A. in Economics from Queens College in 1984. David S. Seltzer is the son of Bernard Seltzer.

William Peters, 39, has been Vice President and Chief Financial Officer of the Company since June 2004. From September 2003 to May 2004 he was Vice President of Corporate Development. From 1998 to 2001 Mr. Peters was Manager of Corporate Financial Analysis and Pharmaceutical Economics at Merck & Co., Inc. (“Merck”). From 2001 to September 2003, he was the Director, Financial Evaluations for the Medco Health Solution subsidiary of Merck. During his seven year career at Merck, he also served as Manager of Treasury Planning and Analysis. He began his career in General Electric’s Financial Management Program at its Aerospace division, where he later held positions in financial analysis and internal auditing. He earned an M.B.A. from Wharton School of Business, University of Pennsylvania in 1996 and a B.S. in Business Administration from Bucknell University.

Martin M. Goldwyn, 54, has been a Director of the Company since May 1992. Mr. Goldwyn is a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C. Mr. Goldwyn received a B.A. in finance from New York University in 1974 and a Juris Doctor from New York Law School in 1977.

Yashar Hirshaut, M.D., 68, has been a Director of the Company since September 1992. Dr. Hirshaut is a practicing medical oncologist and is currently an Associate Clinical Professor of Medicine at Cornell University Medical College. Since July 1986, he has been a Research Professor of Biology at Yeshiva University. In addition, he has served as editor-in-chief of the Professional Journal of Cancer Investigation since July 1981. Dr. Hirshaut received a B.A. from Yeshiva University in 1959 and his medical degree from Albert Einstein College of Medicine in 1963.

Robert M. Holster, 59, has served as a Director of the Company since 2002. Mr. Holster is Chairman and Chief Executive Officer of HMS Holdings Corp. (NASDAQ: HMSY), a company providing cost containment services to healthcare payors. From 1993 to 1998 Mr. Holster was President and Chief Executive Officer of HHL Financial Services Inc., a healthcare accounts receivable management company. Prior to that Mr. Holster served in a number of executive positions, including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. Mr. Holster is also a director of Varsity Group Inc. (NASDAQ: VSTY).

Anthony J. Puglisi, 57, has been a Director of the Company since September 2004. Mr. Puglisi is Vice President and Chief Financial Officer of Sbarro, Inc., an owner, operator and franchisor of quick-service restaurants, since February 2004. Prior to joining Sbarro, Mr. Puglisi was the Vice President and Chief Financial Officer of Langer, Inc., a provider of products used to treat muscle-skeletal disorders, from April 2002 to February 2004. Mr. Puglisi was Senior Vice President and Chief Financial Officer of Netrex Corporation from September 2000 to October 2001 and Executive Vice President and Chief Financial Officer of Olsten Corporation, a provider of staffing and home health care services, from 1993 to March 2000. Mr. Puglisi has been a certified public accountant in New York for over twenty-five years. He earned a B.B.A. in Accounting from Bernard Baruch College.

Reuben Seltzer, 50, has been a Director of the Company since April 1992. Mr. Seltzer is currently serving as a consultant to the Company on legal matters and special projects. Mr. Seltzer is the President, Chief Executive Officer and a Director of Neuro-Hitech, Inc., a drug development company engaged in the development and commercialization of Huperzine A and its analogues and other compounds since February 2006 and a Member of Marco Hi-Tech, LLC Mr. Seltzer had been president of R.M. Realty Services Inc., a real estate investment and consulting company from May 1988 to September 1992. From May 1983 to May 1988 Mr. Seltzer was a vice president and attorney with Merrill Lynch Hubbard Inc., a real estate investment subsidiary of Merrill Lynch and Company. Mr. Seltzer received a B.A. in Economics from Queens College in 1978, a Juris Doctor from the Benjamin N. Cardozo School of Law in 1981 and a L.L.M. from the New York University School of Law in 1987. Reuben Seltzer is the son of Bernard Seltzer and brother of David S. Seltzer.

Bruce W. Simpson, 64, has been a Director of the Company since September 2004. Mr. Simpson is President and CEO of B.W. Simpson & Associates, a consulting company that works with small and emerging pharmaceuticals companies in the areas of marketing, business development and strategic planning. Mr. Simpson is a consultant to the Company. Prior to founding his own healthcare-consulting firm in 1998, from July 1998 to August 1999, Mr. Simpson was President of Genpharm, Inc., located in Ontario, Canada, a division of E. Merck. From 1992 to July 1998, he served as President and CEO of Medeva Pharmaceuticals in Rochester, New York. He has been affiliated with the American Academy of Allergy and currently is a Director of Draxis Health Inc. and Radial Pharmaceutical Co. Mr. Simpson holds a B.S. in Marketing from Fairleigh Dickinson University, an M.B.A. in Marketing from the University of Hartford, and has done post-graduate work in healthcare marketing at UCLA. Prior to entering the pharmaceutical field, Mr. Simpson served as a Captain in the United States Marine Corps.

Significant Employees

Name	Position
Tanya Akimova, Ph.D.	Director of New Business Development
Gary M. April	President of Health Care Products Division; Divisional Vice President of Sales
Edwin A. Berrios	Vice President of Sales and Marketing
Joanne Curri	Director of Regulatory Affairs
Polireddy Dondeti, Ph.D.	Senior Director of Research and Development
Jesse Kirsh	Senior Director of Quality Assurance
Christopher LoSardo	Vice President of Corporate Development
Pudpong Poolsuk	Senior Director of Science
Margaret Santorufo	Vice President and Controller
James P. Tracy	Vice President of Information Systems

Set forth below is a brief background of key employees of the Company:

Tanya Akimova, Ph.D., 52, has been Director of New Business Development of the Company since October 2000. From 1998 to 2000 she was Senior Manager of Business Development at American Biogenetic Sciences, Inc., and prior to that she was Vice President, Administration and Business Development of Panax Pharmaceutical Company Ltd. (currently InKine Pharmaceutical Company). Dr. Akimova holds a Ph.D. degree from St. Petersburg University, Russia and an M.B.A. degree from the Averell Harriman School of Management and Policy, SUNY at Stony Brook.

Gary M. April, 49, has been the President of the Company’s Health Care Products Division since May 1998 and Divisional Vice President of Sales since January 1993. From February 1987 to November 1992, Mr. April was the National Accounts Manager of Del Pharmaceutical Co. Mr. April received a B.A. from St. Louis University in 1978 and an M.B.A. from Fontbonne College in 1990.

Edwin A. Berrios, 54, has been Vice President of Sales and Marketing of the Company since January 1999 and Director of National Accounts since November 1997. Mr. Berrios has over 30 years experience in the generic pharmaceutical industry. From 1975 to 1997 Mr. Berrios held management positions at Zenith Goldline Pharmaceuticals (now Ivax Pharmaceuticals). Mr. Berrios has attended Long Island University.

Joanne Curri, 66, has been Director of Regulatory Affairs of the Company since August 1999 and Regulatory Affairs Coordinator from 1990 to 1999. Ms. Curri was employed at Altana Inc. for four years as Regulatory Affairs Coordinator. Ms. Curri has over 20 years of experience in the pharmaceutical industry and has attended Hofstra University.

Polireddy Dondeti, Ph.D., 41, has been Senior Director of Research and Development of the Company since October 2003. From July 1998 to September 2003, Dr. Dondeti was the Director and then Senior Director of Product Development at Morton Grove Pharmaceuticals, Inc. From January 1995 to July 1998, Dr. Dondeti was a Formulation Scientist and then Team leader in Research and Development at Barr Laboratories, Inc. Dr. Dondeti received a Ph.D. in Pharmaceutics from University of Rhode Island in 1994 and an M.S. in Pharmaceutics from University of Rhode Island in 1991.

Jesse Kirsh, 48, has been Senior Director of Quality Assurance of the Company since October 2003 and Director of Quality Assurance since March 1994. From May 1992 to March 1994, Mr. Kirsh was the Manager of Quality Assurance at NMC Laboratories Inc., a division of AlPharma. Mr. Kirsh received a B.S. in Chemistry from State University of New York at Albany. He has attended extensive classes in CGMP’s and has over 20 years of experience in the pharmaceutical industry.

Christopher LoSardo, 40, has been Vice President, Corporate Development since October 2005. From April 1998 through September 2005, he was employed by Eon Labs (now part of Sandoz) as Marketing Manager and Contract Administrator, and Director of Communications. Prior to April 1998, Mr. LoSardo held various Marketing and Product Management positions with Forest Laboratories, Center Labs and Rugby Laboratories. He earned an M.B.A and B.S degree from St. John’s University in New York.

Pudpong Poolsuk, 62, has been Senior Director of Science since May 2000. From July 1996 to May 2000, she was the Associate Director, Compliance—Research and Development at Barr Labs. From July 1991 to July 1996, Ms. Poolsuk was a Senior Compliance Auditor at Barr Laboratories. Ms. Poolsuk received a B.S. from Central Philippine University in 1968.

Margaret Santorufo, 40, has been Vice President and Controller since June 2004. Since October 2002 she has been Controller of the Company. From June 1995 through July 2001 she was Vice President and Controller of Family Golf Centers, Inc. From August 1989 through May 1995 she was an audit supervisor with Richard A. Eisner & Company, LLP. Ms. Santorufo is a certified public accountant and holds a Bachelors Degree in Accounting from St. John’s University.

James P. Tracy, 62, has been Vice President of Information Technology since August 2004. Mr. Tracy has over 35 years experience in the pharmaceutical industry. From February 2003, Mr. Tracy was Director of Supply Chain Management for Yamanouchi Pharma America. From August 1998 Mr. Tracy was Vice President of Technology and Operations with Integrated Commercialization Solutions, an AmerisourceBergen company. Mr. Tracy’s career also includes management positions with Livingston Healthcare Services, Goldline Laboratories and Johnson Drug Company. Mr. Tracy graduated from Massey College.

Director’s Compensation

For their services on the Board, the Company pays each director a fee of $2,000 per quarter. Each member of the Board is reimbursed for expenses incurred in connection with each Board or Committee meeting attended. In addition, each non-employee director is granted options annually to purchase 7,500 shares of Common Stock under the Company’s 1994 Directors Stock Option Plan and the Chairman of each committee receives options to purchase an additional 750 shares of Common Stock.

Committees and Meetings of the Board of Directors

During Fiscal Year 2006, the Board of Directors held 5 meetings. In addition, there were 3 actions taken by unanimous written consent. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the committees on which the director served. The Company encourages its board members to attend its annual meeting. Five board members of the Company attended the prior year’s annual meeting.

Independence of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent within the meaning of the Nasdaq listing standards: Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi.

The Board has four committees: the Audit Committee, the Stock Option Committee, the Nominating Committee and the Compensation Committee.

Committees

Audit Committee.    The Audit Committee makes recommendations to the Board of Directors concerning the engagement of a firm of independent public auditors, reviews with such firm the plans and results of the audit engagement, reviews the independence of such firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal controls. In addition, the Audit Committee meets periodically with the independent auditors and representatives of management to review accounting activities, financial control and reporting. The Audit Committee is comprised of three independent non-employee directors. Messrs. Robert M. Holster, Yashar Hirshaut, M.D. and Anthony J. Puglisi serve on the Audit Committee. Robert M. Holster is the audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee held 4 meetings and 3 telephonic meetings during fiscal 2006, and 2 actions were taken by unanimous written consent. The Audit Committee operates under a written charter adopted by the Board. All of the members of the committee are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

Stock Option Committee.    The Stock Option Committee is responsible for administering the Company’s Stock Option Plan. The Stock Option Committee has full power to interpret the Plan and to establish and amend rules for its administration. The Stock Option Committee is also authorized to determine who from the eligible class of persons shall be granted options and the terms and provisions of the options. The Stock Option Committee is comprised of Messrs. Martin M. Goldwyn, Robert M. Holster and Yashar Hirshaut, M.D. and had 1 action taken by unanimous written consent during fiscal 2006. The Board of Directors of the Company is responsible for administering the Company’s 1994 Directors Stock Option Plan.

Compensation Committee.    The Compensation Committee is responsible for establishing salaries, bonuses, and other compensation for the Company’s officers. The Compensation Committee is comprised of Messrs. Yashar Hirshaut, M.D. and Robert M. Holster, and had 1 telephonic meeting during fiscal 2006. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of an entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. All members of the Compensation Committee are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

Nominating Committee.    The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which was attached to the Company’s Proxy Statement dated October 6, 2004. Established in September, 2004, the Nominating Committee is comprised of Robert M. Holster, Yashar Hirshaut, M.D. and Bruce W. Simpson. They are non-management directors who are “independent” as defined under the rules promulgated by the National Association of Securities Dealers’ listing standards.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes, such as financial experience and business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Company’s secretary, David S. Seltzer, at the address set forth on the first page of this Proxy Statement, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors.

It is proposed that seven directors, four of whom are non-management directors, be re-elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating Committee and the Board of Directors have recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Corporate Governance

The Company is committed to principles of sound corporate governance. During the past year the Company has reviewed its corporate governance practices in light of the Sarbanes-Oxley Act of 2002 and changes in the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq National Market Inc. (“Nasdaq”). Sound corporate governance is essential to running the Company’s business effectively and to maintaining the Company’s reputation of integrity in the marketplace. A majority of the Company’s Board of Directors consist of independent directors. To qualify as independent, a director must meet the independence standards set out by the SEC, the Nasdaq and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company, other than as a director. The Company’s outside directors have telephone meetings and board and committee meetings from time to time without management being present.

Policies on Code of Ethics

The members of the Board of Directors, officers and employees of the Company, including without limitation, executive and senior personnel, are required to comply with a Code of Ethics (the “Code”). The Code is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, strict maintenance of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires audit committees to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place.

Code of Ethics

We will provide a copy of our Code of Ethics to any person, without charge, upon request to Hi-Tech Pharmacal Co., Inc., Attention: Investor Relations, 369 Bayview Avenue, Amityville, NY 11701, (631) 789-8228.

Communications with Directors

A stockholder may communicate with the directors of the Company and the Company’s Committees by sending an e-mail to compliance@hitechpharm.com. A stockholder may also write to any of the directors c/o William Peters at Hi-Tech Pharmacal Co., Inc., 369 Bayview Avenue, Amityville, NY 11701.

Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as: spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that all Section 16(a) filing requirements were met during fiscal 2006 except for one late filing for each of David Seltzer, Elan Bar-Giora, Bruce Simpson, Yashar Hirshaut M.D., Robert Holster, Reuben Seltzer, Martin Goldwyn and Anthony Puglisi, each of which involved the grant of stock options; one late filing for each of Yashar Hirshaut M.D., Bruce Simpson and Elan Bar-Giora, each of which involved a cashless exercise of stock options; and one late filing for Reuben Seltzer which involved a gift transaction from a family member. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports they have filed with the Securities and Exchange Commission and Nasdaq.

ADDITIONAL INFORMATION

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of September 13, 2006, by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; and (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock as of June 30, 2006.

	Shares of Common Stock Beneficially Owned as of September 13, 2006(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class
David S. Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	1,988,963	(2)	15.4%

Reuben Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	1,144,521	(3)	9.2%

Bernard Seltzer c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	538,585	(4)	4.4%

Yashar Hirshaut, M.D. c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	75,750	(5)	*

Elan Bar Giora c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	84,375	(6)	*

Martin M. Goldwyn c/o Tashlik, Kreutzer, Goldwyn & Crandell P.C. 40 Cuttermill Road Great Neck, New York 11021	39,069	(7)	*

Robert M. Holster c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	32,156	(8)	*

William Peters c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	31,500	(9)	*

Bruce W. Simpson c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	3,093	(10)	*

Anthony J. Puglisi c/o Hi-Tech Pharmacal Co., Inc. 369 Bayview Avenue Amityville, New York 11701	6,563	(11)	*

	Shares of Common Stock Beneficially Owned as of September 13, 2006(1)
Executive Officers, Directors and 5% Stockholders	Number of Shares		Percent of Class

All Directors and Executive Officers as a group (10 persons)	3,944,573	(12)	29.1	%(13)

Royce & Associates LLC. 1414 Avenue of the Americas, 9th Floor New York, NY 10019-2578	731,460	(14)	6.0%

Systematic Financial Management LP 300 Frank W. Burr Boulevard, 7th Floor Teaneck, NJ 07666-6703	635,300	(14)	5.2%

Barclays Global Investors NA 45 Freemont Street San Francisco, CA 94105-2228	632,003	(14)	5.2%

*	Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.
(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Amount includes options to purchase 703,125 shares of Common Stock exercisable within 60 days of September 13, 2006 and 266,880 shares of Common Stock owned by Mr. Seltzer’s wife and children and a trust for the benefit of one of his children.
(3)	Amount includes options to purchase 309,938 shares of Common Stock exercisable within 60 days of September 13, 2006 and 320,365 shares of Common Stock owned by Mr. Seltzer’s wife and children.
(4)	Amount includes options to purchase 70,313 shares of common stock exercisable within 60 days of September 13, 2006 and does not include 135,000 shares of Common Stock owned by Mr. Seltzer’s wife, as to which Bernard Seltzer disclaims beneficial ownership.
(5)	Amount includes options to purchase 63,750 shares of Common Stock exercisable within 60 days of September 13, 2006 and 12,000 shares of Common Stock owned by Dr. Hirshaut.
(6)	Amount represents options to purchase 84,375 shares of Common Stock, which options are fully vested and exercisable as a result of Mr. Bar-Giora’s death. Under the Company’s Amended and Restated Stock Option Plan, upon the death of an optionee, all granted options become vested. Mr. Bar-Giora’s estate or the person given authority to exercise the stock options under his will have a period of one year following his date of death to exercise the options.
(7)	Amount represents options to purchase 39,069 shares of Common Stock exercisable within 60 days of September 13, 2006.
(8)	Amount includes options to purchase 32,156 shares of Common Stock exercisable within 60 days of September 13, 2006.
(9)	Amount includes options to purchase 31,500 shares of Common Stock exercisable within 60 days of September 13, 2006.
(10)	Amount includes options to purchase 3,093 shares of Common Stock exercisable within 60 days of September 13, 2006.
(11)	Amount includes options to purchase 6,563 shares of Common Stock exercisable within 60 days of September 13, 2006.
(12)	Amount includes options to purchase 1,343,880 shares of Common Stock exercisable within 60 days of September 13, 2006.
(13)	If the options to purchase shares of common stock beneficially owned by Mr. Bar-Giora as of September 13, 2006 were not included in the total shares owned by directors and executive officers as a group (9 persons) the total at the close of business on September 13, 2006 would be 3,860,198 shares or 28.5 percent of the shares of common stock outstanding.
(14)	Source: 13F Form filings as of June 30, 2006.

Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid for the year ended April 30, 2006 to (i) the Chief Executive Officer and (ii) the Company’s three other most highly compensated individuals who were serving as executive officers on April 30, 2006, 2005 and 2004 whose salary plus bonus exceeded $100,000 for such years (collectively, the “Named Executive Officers”).

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Securities Underlying Options (#)(2)	All Other Compensation(3) ($)
Bernard Seltzer Chairman Emeritus	2006 2005 2004	285,000 286,000 266,000	0 0 89,000	0 0 0	0 37,500 37,500	8,300 4,700 6,000

David S. Seltzer Chairman, President, Chief Executive Officer, Secretary and Treasurer	2006 2005 2004	382,000 364,000 365,000	277,000 227,000 323,000	0 0 0	50,000 75,000 75,000	10,000 6,700 8,000

Elan Bar-Giora Executive Vice President of Operations (4)	2006 2005 2004	180,000 170,000 159,000	15,000 75,000 50,000	0 0 0	15,000 22,500 37,500	5,000 6,900 6,500

William Peters Vice President and Chief Financial Officer (5)	2006 2005 2004	207,000 194,000 112,000	50,000 35,000 0	0 0 0	37,500 37,500 22,500	6,800 9,200 900

(1)	The named executive officers received various perquisites, the cost of which did not exceed the lesser of $50,000 or 10% of annual salary plus bonus.
(2)	Adjusted to reflect a 3-for-2 stock split distributed in January 2006.
(3)	Represents the matching contributions to the Hi-Tech Pharmacal Co., Inc. Employee Savings Plan and/or the dollar value of the premium paid by the Company during the fiscal years ended April 30, 2006, 2005 and 2004 with respect to term life insurance for the benefit of the named executive officer.
(4)	Mr. Bar-Giora died on September 3, 2006.
(5)	William Peters was appointed Vice President and Chief Financial Officer in May 2004.

Stock Options

The following table sets forth information concerning the grant of stock options made to each of the Named Executive Officers in fiscal 2006 under the Company’s Amended and Restated Stock Option Plan (the “Plan”). No stock appreciation rights were granted to these individuals during such year.

	Options Grants in Last Fiscal Year Individual Grants				Potential Realizable Value at Assumed Annual Rates of
Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Stock Price Appreciation for Option Term
					5% ($)	10% ($)(2)
Bernard Seltzer	0	0	0	0	0	0
David S. Seltzer	50,000	18%	$23.85	3/8/2016	$796,000	$1,973,000
Elan Bar-Giora(3)	15,000	5%	$23.85	3/8/2016	$239,000	$592,000
William Peters	37,500	13%	$18.87	8/1/2015	$783,000	$1,666,000

(1)	Options granted in fiscal year 2006 are scheduled to vest and become exercisable in yearly increments of 25% with full vesting occurring in four years. Options expire ten years after grant under the terms of the Company’s Plan.

(2)	Amount reflects the potential realizable value at assumed annual rate of appreciation for the option term based on a market value of underlying shares of common stock on the date of grant less the exercise price.
(3)	Mr. Bar-Giora died on September 3, 2006.

Option Exercises and Holdings

The following table sets forth information concerning option exercises and option holdings for the fiscal year 2006 with respect to each of the Named Executive Officers and unexercised options held as of the end of the fiscal year 2006.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bernard Seltzer	—	—	70,313/60,937	835,000/705,000
David S. Seltzer	56,250	1,411,000	703,125/171,875	14,121,000/1,567,000
Elan Bar-Giora (2)	98,750	2,687,236	19,688/64,687	216,000/590,000
William Peters	13,500	208,000	31,500/52,500	276,000/640,000

(1)	Amounts reflect the market value of the underlying shares of Common Stock on April 30, 2006 less the exercise price.
(2)	Mr. Bar-Giora died on September 3, 2006.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of the end of the fiscal year ended April 30, 2006. Information is included for both equity compensation plans approved by the Company’s stockholders.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Common shares available for future issuance under equity compensation plans [excluding securities reflected in column (a)]
	(a)		(b)	(c)
Equity compensation plans approved by Hi-Tech stockholders	4,297,000	(1)	$5.65	1,160,000	(2)
Equity compensation plans not approved by Hi-Tech stockholders	—		—

Totals:	4,297,000		$5.65	1,160,000

(1)	Includes options to purchase shares outstanding under Hi-Tech’s Amended and Restated Stock Plan and Hi-Tech’s 1994 Directors Stock Option Plan.
(2)	Includes shares available for future issuance under Hi-Tech’s Amended and Restated Stock Plan and Hi-Tech’s 1994 Directors Stock Option Plan.

There are no Company equity compensation plans not approved by the Company’s stockholders.

Employment Contracts

Bernard Seltzer and David S. Seltzer serve as Chairman of the Board Emeritus of the Company and as Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Secretary and Treasurer, respectively, of the Company. Bernard Seltzer retired as Chairman of the Board in September 2004 and resigned as President and Chief Executive Officer effective as of May 1, 1998. David S. Seltzer was elected to serve as President and Chief Executive Officer effective May 1, 1998. David Seltzer’s employment agreement provides that his annual base salary is $382,000 for the fiscal year commencing May 1, 2005 through April 30, 2007. The increase in annual base salary for each fiscal year thereafter is determined by multiplying his annual base salary for the prior fiscal year by the greater of 5% or the increase in the Consumer Price Index as of May 1 of each such year over the index as of May 1 of the prior year. Bernard Seltzer’s employment agreement provides that his annual base salary for fiscal year May 1, 2005 through April 30, 2008 is approximately $285,000. Mr. Bernard Seltzer’s employment agreement expires on April 30, 2008. Mr. Bernard Seltzer may receive a bonus in the discretion of the Board of Directors.

Mr. David Seltzer may receive a bonus during each year of his employment in accordance with the goals set by the Board of Directors. For the fiscal year ending April 30, 2006, the Board of Directors has set target performance goals so that if the Company’s pre-tax net income exceeds 120% of the prior year’s pre-tax net income, Mr. Seltzer’s bonus shall equal a percentage of his base salary, which percentage shall be the product of (i) the percentage increase of the Company’s pre-tax net income from the pre-tax net income of the immediately preceding year and (ii) two and one-half (2 1/2). In the event the Company’s pre-tax net income of any year exceeds the pre-tax net income of the immediately preceding year, the bonus shall accrue up to a maximum of 100% of the base salary. In the event the Company’s pre-tax net income does not exceed the prior year’s pre-tax net income, there will be no bonus to Mr. Seltzer. In addition to receiving his base salary and bonus, Mr. Seltzer may receive an additional bonus up to a maximum of 100% of his base salary during each year of his employment at the discretion of the Board of Directors, taking into account, among other things, progress toward strategic objectives not fully measured by pre-tax net income, including but not limited to the Company’s acquisitions, strategic alliances and approvals of Abbreviated New Drug Applications by the Food and Drug Administration. Messrs. Bernard and David Seltzer’s employment agreements also contain standard confidentiality provisions and a non-compete provision for a term of one year after the termination of his employment.

Under the employment agreement for David S. Seltzer, the Company will pay to his estate upon his death, his base salary for a period of twelve (12) months after the end of the month in which death occurred. In the event of total disability, he will continue to receive his base salary for the remaining term of his employment agreement. In addition to base salary, David S. Seltzer will be paid an amount equal to a percentage of the bonus, if any, based on the portion of such year in which death, total disability or termination of employment occurred. If termination is for cause or because he wrongfully leaves his employment, then, upon such occurrence, the employment agreement shall be deemed terminated and the Company shall be released from all obligations.

The Company has an employment agreement with William Peters, its Vice President and Chief Financial Officer, which expires on July 31, 2007. The agreement automatically renews for successive one year terms. Annual base salary through July 31, 2006 is $210,000 and $220,500 through July 31, 2007. The annual base salary after July 31, 2007 is adjusted upward on August 1 of each year by the greater of 5% or the annual percentage change of the New York City Metropolitan Consumer Price Index. The agreement provides for annual bonuses to be determined in accordance with performance goals set by the Compensation Committee of the Board of Directors and the President of the Company. The Compensation Committee and the President set a target equal to or greater than 25% of Mr. Peter’s annual salary. Mr. Peters is to receive options to purchase 25,000 shares of the Company’s Common Stock during August 1, 2005 through July 31, 2006, and on August 1, 2004, he received additional options to purchase a minimum of 25,000 shares of the Company’s Common Stock. The employment agreement provides for severance payments to Mr. Peters equal to (i) the sum of his salary for the greater of 6 months or the balance of the term of the agreement and (ii) the pro rata portion of his annual bonus for the prior year of his employment in the event of a termination. In the event of a termination upon total disability, the Company will pay to Mr. Peters the salary which would otherwise be payable to him during the continuance of such disability. Such employment agreement contains standard confidentiality provisions. In the event of a change in control, the Company will pay or cause its successor to pay to Mr. Peters in a cash lump sum an amount equal to 1.5 times his annual salary plus his annual bonus for the year immediately preceding the change of control.

REPORT OF THE HI-TECH PHARMACAL CO., INC.

BOARD OF DIRECTORS COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Compensation Committee (the “Committee”) of the Board of Directors of the Company determines the Company’s executive compensation policies. The Committee is comprised of two independent non-employee Directors. After evaluating the performance of the Company and its executive officers, the Committee recommends compensation programs and salary levels to the entire Board of Directors for approval. Set forth below is the report submitted by the Committee addressing the Company’s compensation policies for the fiscal year ended April 30, 2006 as they affected the executive officers of the Company. Effective August 25, 2006, the Committee approved the bonus in the amount of $332,000, to be paid in fiscal 2007 to the Company’s Chairman, Chief Executive Officer and President as compensation for the year ended April 30, 2006 based on set target performance goals set forth in his employment agreement. Mr. Seltzer voluntarily reduced his bonus and received $290,000 of such bonus. Effective August 25, 2006, the Committee also approved a discretionary bonus of $75,000 to be paid in fiscal 2007 to the Company’s Chief Financial Officer based on performance regarding the Sarbanes-Oxley 404 certification and compliance goals, financial reporting, and other accomplishments.

Compensation Philosophy

The goal of the Company is to be a significant provider of quality services in the markets it serves. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to stockholders, the Company must compete for, attract, develop, motivate and retain top quality executive management.

In designing and administering the executive compensation program, the Committee strives to balance short and long term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee believes that stock ownership by executive officers is beneficial in aligning the common interests of management and stockholders to enhance stockholder value.

Compensation of Chief Executive Officer

In addition to the factors mentioned above, the Committee’s general approach in setting Mr. David Seltzer’s annual compensation is to seek to be competitive with other companies in the Company’s industry and to reward Mr. David Seltzer’s strategic management abilities in directing the Company’s expansion efforts and increasing net profit and its development exploitation of new markets and new business opportunities.

Compensation Committee

Yashar Hirshaut, M.D.

Robert M. Holster

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed with the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

The Audit Committee of the Board of Directors (the “Committee”) is comprised of three (3) independent non-employee directors during fiscal year 2006. The responsibilities of the Committee are set forth in its written charter (the “Charter”). The Board of Directors adopted an amended charter of the Audit Committee, which was attached to the Company’s Proxy Statement dated October 6, 2004.

The duties of this Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company’s independent auditors and management of the Company to review accounting, auditing internal controls and financial reporting matters.

During fiscal year 2006 this Committee held 4 meetings, 3 telephonic meetings and 2 actions were taken by unanimous written consent. The Company’s senior financial management and independent auditors were in attendance at each meeting.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and to maintain internal controls over financial reporting and upon the Company’s independent auditors to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Committee has reviewed and discussed with senior management the Company’s audited financial statements for the fiscal year ended April 30, 2006, included in the Company’s 2006 Annual Report to Stockholders. Management has confirmed to the Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee’s oversight responsibility for the audit process, we have discussed with Eisner LLP (“Eisner”), the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees). SAS 61 requires the Company’s Independent Auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee discussed with the Company’s independent auditors, with and without management present, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Committee has obtained from Eisner a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) with respect to any relationship between Eisner and the Company which in their professional judgment may reasonably be thought to bear on independence. Eisner has discussed its independence with the Committee, and has confirmed in its letter to the Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Committee has recommended to the Company’s Board that the financial statements prepared by the Company’s management, and audited by its independent auditors be included in the Company’s 2006 Annual Report to Stockholders, and that such financial statements also be included in the Company’s Annual Report on Form 10-K, for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of Eisner as the Company’s independent auditors for 2007, and the Board has concurred in such recommendation.

As specified in the Charter, it is not the duty of this Committee to plan or conduct audits or to determine if the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company’s management and independent auditors. In giving its recommendations to the Board, the Committee has relied on (i) management’s representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company’s independent auditors with respect to such financial statements.

The members of the Audit Committee are independent as defined under the requirements of Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

Presented by the members of the Audit Committee:

Yashar Hirshaut, M.D.

Robert M. Holster

Anthony J. Puglisi

PERFORMANCE GRAPH

The information contained in this Performance Graph shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph compares the five year cumulative total return among Hi-Tech Pharmacal Co., Inc., the NASDAQ Stock Market (U.S.) Index and the NASDAQ Pharmaceutical Index. This graph assumes that $100 was invested on April 30, 2001 in the Company’s Common Stock and in each of the other indices and assumes reinvestment of all dividends.

Certain Transactions

For the fiscal year ended April 30, 2006, Mr. Reuben Seltzer was engaged by the Company to provide business development and legal services. For such services, Mr. Reuben Seltzer received $236,000. Mr. Reuben Seltzer is a director of the Company and the son of Mr. Bernard Seltzer, the Company’s Chairman of the Board Emeritus and a brother of David S. Seltzer, the Company’s Chairman, President, Chief Executive Officer, Secretary and Treasurer.

The Company and Reuben Seltzer have a 17.7% and 17.7% interest, respectively, in Marco Hi-Tech JV LLC, a New York limited liability company (“Marco Hi-Tech”), which markets raw materials for nutraceutical products. Additionally, the Company has an investment in securities of Neuro-Hitech, Inc., of which Reuben Seltzer is Chief Executive Officer. The Company has a 12% interest in Neuro-Hitech, Inc. (NASDAQ: NHPI). The Company made an investment of approximately $117,000 in a co-development project with XCell Pharmaceuticals, LLC (“XCell”) to develop a pharmaceutical product. The Company may receive a pro rata share of future profits from the sales of the product based on the total funding of the project. Mr. Reuben Seltzer is a member of XCell.

The Company believes that material affiliated transactions between the Company and its directors, officers, principal stockholders or any affiliates thereof have been, and will be in the future, on terms no less favorable than could be obtained from unaffiliated third parties.

Tashlik, Kreutzer Goldwyn & Crandell P.C. received $213,000 in legal fees for services performed for the Company during the Company’s fiscal year ended April 30, 2006. Mr. Martin M. Goldwyn, an officer of such firm, is a director of the Company.

PROPOSAL 2:    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2007.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Eisner LLP has audited the Company’s financial statements annually since fiscal 1992. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Financial Information Systems Design and Implementation Fees

Eisner LLP did not provide and did not bill nor was paid any fees for financial information systems design and implementation services in fiscal 2006 and 2005 as described in paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

Auditor Fees

Audit and Audit-related Fees

Eisner LLP has served as the auditors for the Company for the fiscal year ended April 30, 2006. Eisner LLP billed us $320,000 and $301,000, in the aggregate, for professional services for the audit of our annual financial statements and audit of the Company’s internal controls in compliance with the Sarbanes-Oxley Act of 2002 for fiscal 2006 and 2005, respectively, and for the review of our interim financial statements which are included in our quarterly reports on Form 10-Q for fiscal 2006.

Eisner LLP billed us $39,000 and $36,000 for other audit-related fees for fiscal 2006 and 2005, respectively. Other audit-related fees related primarily to services rendered in connection with our filing of registration statements with the SEC and due diligence in connection with potential acquisitions and accounting consultations.

Tax Fees

Eisner LLP billed the Company $31,000 and $26,000 for fiscal 2006 and 2005, respectively, for tax services, including tax compliance.

All Other Fees

The Company did not engage Eisner LLP for professional services rendered for all services other than those services captioned “Audit Fees”, “Tax Fees” and “Financial Information Systems Design and Implementation Fees” in fiscal 2006.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Eisner LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function.

Policy on Audit Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

1. Audit services include audit and review work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF EISNER LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2007.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achievement of a plurality.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker votes, the shares are not considered present at the Meeting for the particular matter as to which authority to vote on a particular matter is withheld from the broker.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference”. This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the stock performance graph of this proxy statement, the “Audit Committee Report” and the “Compensation Committee Report” specifically are not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2006 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

2007 PROPOSALS FOR ANNUAL MEETING

Proposals by stockholders which are intended to be presented at the 2007 Annual Meeting must be received by the Company at its principal executive offices on or before June 1, 2007.

Annual Report

The Company’s Annual Report containing audited financial statements for the fiscal year ended April 30, 2006 accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED APRIL 30, 2006, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF DAVID S. SELTZER, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

By Order of the Board of Directors,

HI-TECH PHARMACAL CO., INC.

David S. Seltzer

Chairman, President, Chief Executive Officer,

Secretary and Treasurer

Dated: September 27, 2006

HI-TECH PHARMACAL CO., INC.

Annual Meeting of Stockholders - November 9, 2006

(Solicited on Behalf of the Board of Directors)

PROXY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Hi-Tech Pharmacal Co., Inc. constitutes and appoints Bernard Seltzer and David S. Seltzer or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned at the Annual Meeting of the Stockholders of the Company, to be held at Bank of America, 300 Broad Hollow Road, Melville, New York 11747 on November 9, 2006 at 2:00 P.M., and at any adjournment or adjournments thereof, upon the following matters (which are more fully described in the accompanying Proxy Statement).

1.	FOR the election of the following nominees to the Board of Directors for the ensuing year: David S. Seltzer, Reuben Seltzer,
Martin M. Goldwyn, Robert M. Holster, Yashar Hirshaut, M.D., Bruce W. Simpson and Anthony J. Puglisi, each to serve for a term to expire at the 2007 Annual Meeting [ ] (except as marked to the contrary below).
WITHHOLD authority to vote for all nominees listed above. [ ]
(Instruction: To withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2.	FOR [ ] AGAINST [ ] ABSTAIN [ ] the ratification of the appointment of Eisner LLP as the Company’s independent auditors for the fiscal year ending April 30, 2007.
3.	In their discretion, upon other matters as may properly come before the meeting or any adjournments thereof.

UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS

AND “FOR” ITEMS 2 AND 3.

A majority of such attorneys and proxies, or their substitutes at the meeting, or any adjournment or adjournments thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is revoked.

IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of such meeting and proxy statement in reference September 27, 2006.

Dated:                                                                      , 2006

(Stockholder(s) Signature)

                                                                                  (L.S.)

Printed Name of Stockholder

NOTE:   Signature should correspond with name appearing on stock certificate. When signing in a fiduciary or representative capacity, sign full title as such. Where more than one owner, each should sign.